UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

Serena Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25285	94-2669809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Gateway Drive San Mateo, California	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 481-3400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 4, 2013, the compensation committee of our board of directors approved the FY14 Executive Annual Incentive Plan, which is our annual cash incentive plan for executive officers for the fiscal year ending January 31, 2014. Pursuant to the terms of the plan, the annual target bonus for each executive officer is based on a percentage of the executive officer’s annual base salary, as follows: 100% for our Senior Vice President, Worldwide Sales and Professional Services; 70% for our Senior Vice President, Finance and Chief Financial Officer; and 50% for our other senior vice presidents. The actual bonus amounts are subject to the achievement of our annual EBITA (earnings before interest, taxes and amortization) and total revenue targets under our fiscal year 2014 operating plan, weighted at 75% and 25%, respectively. For the bonus amount based on the achievement of EBITA, achievement of less than 95% of the metric will result in no payout of the applicable target bonus amount, achievement of 100% of the metric will result in a 100% payout of the applicable target bonus amount and achievement of 105% of the applicable metric will result in a 200% payout of the applicable target bonus amount. For the bonus amount based on the achievement of total revenue, achievement of less than 97.5% of the metric will result in no payout of the applicable target bonus amount, achievement of 100% of the metric will result in a 100% payout of the applicable target bonus amount and achievement of 102.5% of the applicable metric will result in a 200% payout of the applicable target bonus amount. Payouts based on the achievement of EBITA and total revenue are capped at 200% of the applicable target bonus amounts. Actual bonus amounts will be calculated and paid on an annual basis for all of our executive officers.

In addition, the compensation committee approved discretionary bonuses for our Senior Vice President, Finance and Chief Financial Officer, Senior Vice President, General Counsel and Senior Vice President, Worldwide Marketing to increase their actual annual bonus amounts to 40% of their respective annual target bonuses under our FY13 Executive Annual Incentive Plan. Without these discretionary bonuses, our Senior Vice President, Finance and Chief Financial Officer would not have earned an annual bonus, and our Senior Vice President, General Counsel and Senior Vice President, Worldwide Marketing would have earned annual bonuses equal to 20% of their respective annual target bonuses, pursuant to the terms of the FY13 Executive Annual Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward F. Malysz
Name: Edward F. Malysz Title: Senior Vice President, General Counsel

Date:    March 8, 2013